UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Non-Qualified Stock Option Plan
On October 3, 2018, the board of directors (the “Board”) of Seitel Holdings, Inc. (“Holdings”), the parent company of Seitel, Inc. (“Seitel”), adopted the Seitel Holdings, Inc. 2018 Non-Qualified Stock Option Plan (the “2018 Option Plan”), a copy of which is attached hereto as Exhibit 10.1. Also on October 3, 2018, the Board adopted forms of award agreements for grants of non-qualified stock options under the Plan to Mr. Robert D. Monson, the Chief Executive Officer of Seitel (the “CEO Stock Option Agreement”) and to senior management employees and outside directors (the “2018 Option Agreement”), copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively. As a subsidiary of Holdings, employees of Seitel may participate in the 2018 Option Plan.
The purpose of the 2018 Option Plan is to provide incentives to present and future employees of Holdings and its subsidiaries (each, a “Participant”) through the grant of Holdings common stock options. There are 116,505 shares of Holdings common stock available for option grants under the 2018 Option Plan. The 2018 Option Plan will be interpreted and administered by a committee of the Board (the “Committee”). The 2018 Option Plan expires on, and no new options may be granted after, the 10th anniversary of the effective date of the 2018 Option Plan, unless earlier terminated by the Board.
The CEO Stock Option Agreement provides for options to be vested in three different tranches; one tranche vests upon continued service (including service on the Board) and the other two tranches vest upon Holdings’ meeting certain financial performance conditions as more fully described in Exhibit 10.2 attached hereto. The CEO Stock Option Agreement also provides for certain acceleration of vesting and cancellation of options under different circumstances, such as a change in control, death, disability, and termination of service. The CEO Stock Option Agreement incorporates by reference the restricted covenants contained in Mr. Monson’s employment agreement.
The 2018 Option Agreement provides for options to be vested in three different tranches; one tranche vests upon continued service and the other two tranches vest upon Holdings’ meeting certain financial performance conditions as more fully described in Exhibit 10.3 attached hereto. The 2018 Option Agreements also provide for certain acceleration of vesting and cancellation of options under different circumstances, such as a change in control, death, disability, and termination of service. The 2018 Option Agreement also includes confidentiality and protective covenants, including non-disclosure, non-disparagement and non-competition. To the extent a Participant has an employment agreement and the terms of such employment agreement conflict with the 2018 Option Agreement, the 2018 Option Agreement shall control.
The Committee may at any time suspend or terminate the 2018 Option Plan provided that it may not change any of the terms of a Participant’s award agreement in a manner which would have a material adverse effect on the Participant without such Participant’s consent. If a Participant is no longer employed by Holdings or one of its subsidiaries, the Participant’s common stock acquired upon exercise of an option, regardless of whether subject to restrictions or conditions, is subject to repurchase in accordance with the terms of the Holdings Securities Holders Agreement. The Put Option described in the Holdings Securities Holders Agreement does not apply to the common stock acquired upon exercise of the options under the 2018 Option Plan.

The Committee made recommendations to the Board, and on October 3, 2018, the Board approved the grant of 79,221 non-qualified stock options under the 2018 Option Plan at a price of $40.45 per share to designated employees, outside directors and to the following Seitel Named Executive Officers in the amounts set forth below:

Named Executive		Number of
Officer	Title	Options Granted
Robert D. Monson	President, Chief Executive Officer	29,126
Marcia H. Kendrick	Chief Financial Officer	14,564
Randall A. Sides	President, Seitel Data, Ltd.	11,651
Richard C. Kelvin	President, Seitel Canada Ltd.	11,651
The foregoing description of the Seitel Holdings, Inc. 2018 Non-Qualified Stock Option Plan, the form of CEO Stock Option Agreement for the 2018 Option Plan and the form of Seitel Holdings, Inc. Stock Option Agreement for the 2018 Option Plan does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3, respectively, filed herewith and incorporated in this Section 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Seitel Holdings, Inc. 2018 Non-Qualified Stock Option Plan
10.2	Form of CEO Stock Option Agreement for the Seitel Holdings, Inc. 2018 Non-Qualified Stock Option Plan
10.3	Form of Stock Option Agreement for the Seitel Holdings, Inc. 2018 Non-Qualified Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: October 9, 2018	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer